Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Subsidiary	State/County
Aarding Thermal Acoustics B.V.	Netherlands
Aarding Thermal Acoustics USA Inc.	United States
Arkanum Management Limited	United Kingdom
CECO Emtrol Buell India Private Limited	India
CECO Environmental (Shanghai) Co., Ltd.	China
CECO Environmental Arabia Limited	Saudi Arabia
CECO Environmental Asia Pacific Pte. Ltd.	Singapore
CECO Environmental Corp.	United States
CECO Environmental IP Inc.	United States
CECO Environmental Mexico S. de R. L. de C. V.	Mexico
CECO Environmental Middle East DMCC	United Arab Emirates
CECO Environmental Netherlands B.V.	Netherlands
CECO Environmental Services S de RL de CV	Mexico
CECO Group Global Holdings LLC	United States
Ceco Group, Inc.	United States
CECO Industrial Solutions, Inc.	United States
CECO Mexico Holdings LLC	United States
CECO Peerless (China) Environmental Co. Ltd.	China
CECO Peerless (China) Environmental Co., Ltd. - Shanghai Branch	China
CECO Peerless China Holdings LLC	United States
Compass Water Solutions, Inc.	United States
DS21 Co., Ltd.	Republic of Korea
Effox-Flextor-Mader Inc.	United States
Emtrol LLC	United States
Emtrol LLC - UK Branch	United Kingdom
Emtrol Ltd.	Canada
EnviroCare International, LLC	United States
Environmental Integrated Solutions Limited	United Kingdom
FKI, LLC	United States
Flextor, Inc.	Canada
General Rubber LLC	United States
H.M. White, Inc.	United States
Kemco Systems Co., LLC	United States
Malvar Engineering Limited	United Kingdom
Mefiag B.V.	Netherlands
Met-Pro (Hong Kong) Company Limited	Hong Kong
Met-Pro Technologies LLC	United States
Midflow Services, LLC	United States
MP China Company Limited	Hong Kong
Peerless Europe Ltd.	United Kingdom
Peerless Europe, Ltd - Dubai Branch	United Arab Emirates
Peerless Mfg. Co.	United States
Pinnacle Process Solutions, LLC	United States
Prochem, ULC	Canada
Profire Combustion, Inc.	Canada
Profire Energy, Inc.	United States
Profire Holdings, LLC	United States
The Kirk & Blum Manufacturing Company	United States
Transcend Solutions, LLC	United States
Verantis (Singapore) Pte. Ltd.	Singapore
Verantis Corporation	United States
Verantis Environmental Solutions (India) Private Limited	India
Verantis Environmental Solutions Group (Shanghai) Co. Ltd.	China
Verantis Holdings, Inc.	United States
Wakefield Acoustics Limited	United Kingdom
Western Air Ducts (UK) Limited	United Kingdom
WK Asia-Pacific Environmental PTE. LTD.	Singapore
WK Wärmetechnische Anlagen Kessel- & Apparatebau Verwaltungs GmbH	Germany

WK-AP-China Environmental Co., Ltd.	China
WK-Systems India Private Limited	India
WK-Systems, Inc.	United States